Exhibit 99.1

KULR Enters into an Agreement with Lockheed Martin for Heat Sink
Advancements in Precision Missile Electronics

SAN DIEGO / GLOBENEWSWIRE / March 26, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today proudly announces receiving a six-figure contract from Lockheed Martin (NYSE: LMT) for developing phase change material ("PCM") heat sinks that are pivotal for the thermal regulation of essential electronics within long-range precision missiles. This achievement follows a series of successful evaluations that showcased the efficiency of KULR's solutions in cooling critical onboard systems. With over two decades of pioneering work in heat dissipation technologies, KULR has become a trusted provider for demanding sectors, including defense, aerospace, and beyond. This latest contract with Lockheed Martin underscores KULR's role as a source of innovative cooling solutions.

KULR's PCM heat sinks stand out for their efficient, lightweight, and durable design, ideal for managing the heat loads of systems requiring intense, short bursts of power. Such capabilities are crucial for maintaining the reliability and performance of sophisticated missile electronics. Lockheed Martin's selection of KULR for this project reflects confidence in the company's ability to meet the high standards required for aerospace and defense applications.

Ted Krupp, KULR’s VP of Sales and Marketing, expressed pride in this collaboration, stating, "Our partnership with Lockheed Martin validates our drive for excellence and innovation in managing high-stakes thermal challenges. Our work is critical for enhancing the capabilities of precision-guided weaponry." KULR remains at the forefront of thermal regulation technology, continuously evolving its solutions to support safer, more efficient electronic and battery systems across a variety of applications.

According to Straits Research, the global electronic warfare market size is estimated to reach an expected value of USD 27.79 billion by 2030, registering a CAGR of 5.8% during the forecast period of 2022 to 2030.

For more information about KULR Technology Group and its innovative solutions, please visit http://www.kulrtechnology.com.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

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